SECOND AMENDMENT TO
NOVATED DISTRIBUTION AGREEMENT

This second amendment (“Amendment”) to the novated Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and among Trust for Professional Managers (“Fund Company”), CrossingBridge Advisors, LLC (“Adviser”) and Quasar Distributors, LLC (“Quasar”) is entered into as of April 20, 2023 (the “Effective Date”).

WHEREAS, Fund Company, Adviser and Quasar (“Parties”) desire to amend Exhibit A to the Agreement to reflect an updated list of Funds; and

WHEREAS, Section 11.B of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.Exhibit A to the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto which reflects an updated Funds list.

3.Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Wisconsin.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

TRUST FOR PROFESSIONAL MANAGERS	QUASAR DISTRIBUTORS, LLC

By: /s/ John Buckel / President	By: /s/ Teresa Cowan
Name/title:	Teresa Cowan, President

CROSSINGBRIDGE ADVISORS, LLC

By: /s/ David K. Sherman
Name/title: David K Sherman Authorized Agent

AMENDED EXHIBIT A TO THE NOVATED DISTRIBUTION AGREEMENT

CrossingBridge Low Duration High Yield Fund
CrossingBridge Responsible Credit Fund
CrossingBridge Ultra-Short Duration Fund
RiverPark Strategic Income Fund
CrossingBridge Nordic High Income Bond Fund